Exhibit 11

KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
FROM CONTINUING OPERATIONS	Three Months Ended	Three Months Ended
	September 30, 2005	September 30, 2004

(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share from Continuing Operations:
Dividends Declared	$ 2,158	$ 3,975	$ 6,133	$ 2,146	$ 3,937	$ 6,083
Undistributed Earnings (Loss)	(2,125)	(3,891)	(6,016)	43	77	120

Income from Continuing Operations	$ 33	$ 84	$ 117	$ 2,189	$ 4,014	$ 6,203

Average Basic Shares Outstanding	13,483	24,682	38,165	13,625	24,493	38,118

Basic Earnings Per Share from Continuing Operations	$0.00	$0.00		$0.16	$0.16

Diluted Earnings Per Share from Continuing Operations:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 2,174	$ 3,976	$ 6,150	$ 2,146	$ 3,948	$ 6,094
Undistributed Earnings (Loss)	(2,143)	(3,890)	(6,033)	39	70	109

Income from Continuing Operations	$ 31	$ 86	$ 117	$ 2,185	$ 4,018	$ 6,203

Average Diluted Shares Outstanding	13,609	24,699	38,308	13,849	24,662	38,511

Diluted Earnings Per Share from Continuing Operations	$0.00	$0.00		$0.16	$0.16

Reconciliation of Basic and Diluted EPS from Continuing Operations Calculations:
Income from Continuing Operations Used for Basic EPS Calculation	$ 33	$ 84	$ 117	$ 2,189	$ 4,014	$ 6,203

Assumed Dividends Payable on Dilutive Shares:
Stock options	--	--	--	--	--	--
Performance share awards	16	1	17	--	11	11

(Reduction) Increase of Undistributed Earnings - allocated based on Class A and Class B shares	(18)	1	(17)	(4)	(7)	(11)

Income from Continuing Operations Used for Diluted EPS Calculation	$ 31	$ 86	$ 117	$ 2,185	$ 4,018	$ 6,203

Average Shares Outstanding for Basic EPS Calculation	13,483	24,682	38,165	13,625	24,493	38,118

Dilutive Effect of Average Outstanding:
Stock options	--	--	--	--	--	--
Performance share awards	103	8	111	--	70	70
Restricted share units	23	9	32	224	99	323

Average Shares Outstanding for Diluted EPS Calculation	13,609	24,699	38,308	13,849	24,662	38,511

Included in dividends declared for the basic and diluted earnings per share computation are dividends computed and accrued on unvested Class A and Class B restricted share units, which will be paid by a conversion to the equivalent value of common shares after a vesting period.

For the current year period, all 2,141,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation. For the prior year period, all 2,534,000 average stock options outstanding were antidilutive and were excluded from the dilutive calculation.

EARNINGS (LOSS) PER SHARE	(Unaudited)	(Unaudited)
FROM DISCONTINUED OPERATIONS	Three Months Ended	Three Months Ended
	September 30, 2005	September 30, 2004

Basic:
Class A	$(0.18)	$(0.03)
Class B	$(0.18)	$(0.03)
Diluted:
Class A	$(0.18)	$(0.03)
Class B	$(0.18)	$(0.03)

EARNINGS PER SHARE	(Unaudited)	(Unaudited)
FROM CUMULATIVE EFFECT OF CHANGE	Three Months Ended	Three Months Ended
IN ACCOUNTING PRINCIPLE	September 30, 2005	September 30, 2004

Basic:
Class A	$0.01	$0.00
Class B	$0.01	$0.00
Diluted:
Class A	$0.01	$0.00
Class B	$0.01	$0.00

EARNINGS (LOSS) PER SHARE	(Unaudited)	(Unaudited)
(INCLUDING DISCONTINUED OPERATIONS	Three Months Ended	Three Months Ended
AND CUMULATIVE EFFECT OF CHANGE IN	September 30, 2005	September 30, 2004
ACCOUNTING PRINCIPLE)
(Amounts in Thousands, Except for per Share Data)	Class A	Class B	Total	Class A	Class B	Total
Basic Earnings Per Share:
Dividends Declared	$ 2,158	$ 3,975	$ 6,133	$ 2,146	$ 3,937	$ 6,083
Undistributed Earnings (Loss)	(4,485)	(8,211)	(12,696)	(382)	(686)	(1,068)

Net Income (Loss)	$(2,327)	$(4,236)	$(6,563)	$ 1,764	$ 3,251	$ 5,015

Average Basic Shares Outstanding	13,483	24,682	38,165	13,625	24,493	38,118

Basic Earnings (Loss) Per Share	$(0.17)	$(0.17)		$0.13	$0.13

Diluted Earnings Per Share:
Dividends Declared and Assumed Dividends on Dilutive Shares	$ 2,174	$ 3,976	$ 6,150	$ 2,146	$ 3,948	$ 6,094
Undistributed Earnings (Loss)	(4,516)	(8,197)	(12,713)	(388)	(691)	(1,079)

Net Income (Loss)	$(2,342)	$(4,221)	$(6,563)	$ 1,758	$ 3,257	$ 5,015

Average Diluted Shares Outstanding	13,609	24,699	38,308	13,849	24,662	38,511

Diluted Earnings (Loss) Per Share	$(0.17)	$(0.17)		$0.13	$0.13